Exhibit 20.6
Page 1 of 4

Navistar Financial 1995-B Owner Trust
For the Month of November 1995
Distribution Date of December 15, 1995

Original Pool Amount                  $454,499,683.43
Subsequent Receivables                 $70,451,789.39

Beginning Pool Balance                $443,102,129.03
Beginning Pool Factor                       0.9749229

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay) $11,854,195.60
  Interest Collected                    $4,307,611.92

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries               $0.00
Total Additional Deposits                       $0.00

Repos/Chargeoffs                          $174,400.41
Aggregate Number of Notes Charged Off               0

Total Available Funds                  $16,161,807.52
Ending Pool Balance                   $501,525,322.41
Ending Pool Factor                          0.9553746

Servicing Fee                             $369,251.77

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $28,376,453.57
  Target Percentage                              5.50%
  Target Balance                       $27,583,892.73
  Minimum Balance                      $11,023,980.93
  (Release)/Deposit                      $(792,560.84)
  Ending Balance                       $27,583,892.73

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           2,726,717.92    1,715
    31-60 days                             224,886.62      174
    60+ days                                15,888.54       18

    Total                                2,967,493.08    1,716

  Balances:
    60+ days                               495,028.84       18

Memo Item - Reserve Account
  Initial Deposit                      $28,245,465.51
  + Invest. Income                         130,988.06
  + Transfer to Collections Account              0.00
    Beginning Balance                  $28,376,453.57

Exhibit 20.6
Page 2 of 4

Navistar Financial 1995-B Owner Trust
For the Month of November 1995

                                                                   NOTES

                                      TOTAL     CLASS A-1      CLASS A-2      CLASS A-3   CERTIFICATES
Original
 Pool Amount Dist.:         $525,000,000.00$122,300,000.00$100,000,000.00$284,325,000.00$18,375,000.00
 Distribution Percentages                         100.00%          0.00%          0.00%          0.00%
 Coupon                                            5.750%         5.940%         6.050%         6.220%

Beginning Pool Balance      $513,553,918.42
Ending Pool Balance         $501,525,322.41
Collected Principal          $11,854,195.60
Collected Interest            $4,307,611.92
Charge-Offs                     $174,400.41
Liquidation Proceeds/Recoveries       $0.00
Servicing                       $369,251.77
Cash Transfer from Reserve Acct       $0.00
  Total Collections Available
    for Debt Service         $15,792,555.75

Beginning Balance           $513,553,918.42$110,853,918.42$100,000,000.00$284,325,000.00$18,375,000.00

Interest Due                  $2,554,890.66   $531,175.03    $495,000.00  $1,433,471.88     $95,243.75
Interest Paid                 $2,554,890.66   $531,175.03    $495,000.00  $1,433,471.88     $95,243.75
Principal Due                $12,028,596.01$12,028,596.01          $0.00          $0.00          $0.00
Principal Paid               $12,028,596.01$12,028,596.01          $0.00          $0.00          $0.00

Ending Balance              $501,525,322.41$98,825,322.41$100,000,000.00$284,325,000.00 $18,375,000.00
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)             0.8081         1.0000         1.0000         1.0000

Total Distributions          $14,583,486.67$12,559,771.04    $495,000.00  $1,433,471.88     $95,243.75

Interest Shortfall                    $0.00         $0.00          $0.00          $0.00          $0.00
Principal Shortfall                   $0.00         $0.00          $0.00          $0.00          $0.00
 Total Shortfall (required from Reserve)$0.00       $0.00          $0.00          $0.00          $0.00

Excess Servicing              $1,209,069.08

Beginning Reserve Account Balance$28,376,453.57
(Release)/Draw                 $(792,560.84)
Ending Reserve Account Balance$27,583,892.73

Memo Item - Advances:
 Servicer Advances - Current Month$954,963.80
 Total Outstanding Servicer Advances$3,242,040.64

Exhibit 20.6
Page 3 of 4

Navistar Financial 1995-B Owner Trust
For the Month of November 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                5              4              3               2              1
                             Oct 1995       Nov 1995       Dec 1995        Jan 1996       Feb 1996
Beg. Pool Balance        $454,499,683.43$443,102,129.03

A) Loss Trigger:
Principal of Contracts
  Charged off                $200,500.99    $174,400.41
Recoveries                         $0.00          $0.00

Total Charged off
  (Months 5,4,3)             $374,901.40
Total Recoveries
  (Months 3,2,1)                    0.00
Net Loss/(Recoveries)
  for 3 Mos.                 $374,901.40(a)

Total Balance
  (Months 5,4,3)         $897,601,812.46(b)

Loss Ratio [(a/b)(12)]           0.5012%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                  $48,450.18    $495,028.84
  As % of Beginning
    Pool Balance                0.01066%       0.11172%
  Three Month Average           0.01066%       0.06119%

Trigger:
  Is Average> 2.0%                   No

Exhibit 20.6
Page 4 of 4

Navistar Financial 1995-B Owner Trust
For the Month of November 1995

Pre-Funding Account:

Initial Pre-Funded Amount 11/15/95      $0.00
Investment Earnings 12/1/95        $93,511.92

Subtotal                           $93,511.92

Transfer to 1995-B
    Collections Account            $93,511.92

Ending Balance                          $0.00

Note: Account was closed after Investment Earnings were received.


Negative Carry Account:

This account was closed as of 11/15/95. See Servicer Certificate #1 for detailed transactions.
















  Navistar Financial Corporation






by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer